Exhibit 10(a)81

SYSTEM EXECUTIVE RETIREMENT PLAN
OF ENTERGY CORPORATION AND SUBSIDIARIES
(As Amended and Restated Effective January 1, 2009)

Certificate of Amendment

Amendment No. 3

THIS INSTRUMENT, executed this 26th day of January, 2012, but made effective January 1, 2009, constitutes the Third Amendment of the System Executive Retirement Plan of Entergy Corporation and Subsidiaries (As Amended and Restated Effective January 1, 2009) (“the Plan”).
All capitalized terms used in this Amendment No. 3 shall have the meanings assigned to them in the Plan unless otherwise herein defined.
Pursuant to Section 9.01 of the Plan and in accordance with the Resolutions of the Personnel Committee of the Board of Directors adopted at its meeting of January 27, 2011, Plan Section 3.03 is hereby amended in its entirety to read as follows:

3.03
Code Section 409A Delayed Payments. Notwithstanding any Plan provision to the contrary, no Plan benefits shall be paid to a Participant who is a Specified Employee at the time of his separation from service (as defined in Code Section 409A) until the earlier of the Participant’s death or six months following the Participant’s separation from service. If distribution is delayed pursuant to this Section 3.03, the delayed distribution amount shall be credited with investment returns during the period of delay as if such amount were invested in the T. Rowe Price Stable Income Fund or such other investment fund as from time-to-time may be designated in advance and in writing by the Administrator. Immediately following the six-month delay period, the full amount of the Participant’s delayed distribution amount, including investment returns deemed credited pursuant to this Section 3.03, shall be distributed to the Participant.

IN WITNESS WHEREOF, the Personnel Committee has caused this Third Amendment to the System Executive Retirement Plan of Entergy Corporation and Subsidiaries (As Amended and Restated Effective January 1, 2009) to be executed by its duly authorized representative on the day, month, and year above set forth, but effective January 1, 2009.
ENTERGY CORPORATION
PERSONNEL COMMITTEE
through the undersigned duly authorized representative

/s/E. Renae Conley
E. Renae Conley
Executive Vice-President
Human Resources and Administration